EXHIBIT 99.1

BFC Financial Corporation Reports Financial Results

For the Second Quarter, 2015

FORT LAUDERDALE, Florida – August 6, 2015 -- BFC Financial Corporation ("BFC" or the "Company") (OTCQB: BFCF; BFCFB) reported financial results for the three month period ended June 30, 2015.

BFC Selected Financial Data (Consolidated)

Second Quarter 2015 Highlights (compared to Second Quarter 2014):

•	Total revenues of $191.0 million vs. $173.0 million
•

Entered into an agreement to settle Bluegreen Corporation (“Bluegreen”) shareholder litigation pursuant to which Woodbridge Holdings, LLC (“Woodbridge”), which is owned 54% by BFC and 46% by BBX Capital Corporation (NYSE: BBX), will pay $36.5 million (1)

•

Recognized a benefit for income taxes of $92.3 million due to the release of a portion of its valuation allowance on its net deferred tax assets.  As a result of BFC increasing its ownership interest in BBX Capital to 81% through the purchase of additional shares of BBX Capital’s Class A Common Stock in the tender offer completed on April 2015,   BFC expects for tax purposes to consolidate BBX Capital, Woodbridge and Bluegreen, and expects future income to support the use of a substantial portion of BFC’s tax net operating losses and other tax benefits

•	Net income attributable to BFC of $84.3 million vs. $9.3 million
•	Diluted earnings per share of $0.97 vs. $0.11

(1)	The Bluegreen settlement remains subject to court approval and may not be consummated within the timeframes or on the terms anticipated, or at all.

First Six Months of 2015 Highlights (compared to First Six Months of 2014):

•	Total revenues of $341.0 million vs. $323.4 million
•	Net income attributable to BFC of $86.2 million vs. $12.4 million
•	Diluted earnings per share of $0.99 vs. $0.15

BFC Financial- Balance Sheet and Liquidity (as of June 30, 2015):

•	Total consolidated assets of $1.4 billion
•	Consolidated cash and cash equivalents of $191.8 million

•	Total consolidated debt of $661.8 million
•	Shareholders' equity attributable to BFC of $340.3 million vs. $252.9 million at December 31, 2014
•	Non controlling interest of $109.4 million vs. $193.8 million at December 31, 2014
•	Total shareholders’ equity of $449.7 million at June 30, 2015 vs. $446.7 million at December 31, 2014
•	Book value per share of $4.08 vs. $3.03 at December 31, 2014

BFC’s Chairman and Chief Executive Officer, Alan B. Levan, commented, “BFC’s underlying core business segments, Bluegreen and BBX Capital, have continued to grow and evolve, reflecting our broader goal of transitioning into a business with diverse cash flow streams and long term growth.

“As previously stated, our goal is to increase value over time as opposed to focusing on quarterly or annual earnings.  Since we expect our investments to be longer term, we anticipate and are willing to accept that our earnings are likely to be uneven.  While capital markets generally encourage short term results, our objective continues to be long term growth as measured by increases in book value per share over time,” Mr. Levan concluded.

Net income attributable to BFC is defined as net income after non-controlling interests.  Under generally accepted accounting principles, the financial statements of the companies in which BFC holds a controlling interest, including BBX Capital and Woodbridge and its subsidiary, Bluegreen, are consolidated in BFC’s financial statements.

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The following selected information relates to the operating activities of Bluegreen Corporation and BBX Capital Corporation.   See supplemental tables for consolidating income statements for the three and six month periods ended June 30, 2015 and 2014.

Bluegreen Corporation

Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry.  Bluegreen is a wholly owned subsidiary of Woodbridge, which is owned 54% by BFC and 46% by BBX Capital.  Woodbridge’s principal asset is its 100% ownership of Bluegreen.

For the quarter ended June 30, 2015, net loss attributable to Woodbridge was $22.1 million, which consisted primarily of net income of $15.0 million related to the operations of Bluegreen, offset by a one-time charge of $36.5 million related to Woodbridge’s liability accrual in connection with the proposed settlement of the Bluegreen shareholder litigation.  For the six month period ended June 30, 2015, net loss attributable to Woodbridge was $9.5 million, which represents primarily net income of $28.3 million related to the operations of Bluegreen, offset by the $36.5 million litigation charge noted above.

Bluegreen Selected Financial Data

Second Quarter 2015 Highlights (Compared to Second Quarter 2014):

•	System-wide sales of Vacation Ownership Interests ("VOIs") were $139.9 million vs. $139.0 million
•	Included in system-wide sales are sales of VOIs made under Bluegreen's "capital-light" business strategy (2), of $111.0 million vs. $101.7 million, gross of equity trade allowances:
o	Secondary market sales of VOIs were $24.2 million vs. $21.4 million
o	Just-in-time sales of VOIs were $15.9 million vs. $15.0 million
o	Sale of third party VOIs – commission basis were $70.9 million vs. $65.2 million and generated sales and marketing commissions of $48.0 million vs. $43.2 million
•	Sales volume per guest averaged $2,327 vs. $2,357
•	Tours increased 4% compared to the second quarter of 2014
•	Other fee-based services profits rose 3% to $10.7 million from $10.3 million
•	Net income was $17.9 million vs. $20.4 million
•	EBITDA was $32.4 million vs. $37.5 million (3)
•	Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $18.2 million compared to $39.1 million

First Six Months 2015 Highlights (Compared to First Six Months of 2014)

•

System-wide sales of Vacation Ownership Interests ("VOIs") were $249.1 million vs.  $248.8 million, which includes sales of VOIs under Bluegreen's "capital-light" business strategy (2),  of $189.4 million vs. $185.9 million, gross of equity trade allowances:

o	Secondary market sales of VOIs were $46.8 million vs. $45.7 million
o	Just-in-time sales of VOIs were $22.7 million vs. $32.9 million
o	Sale of third party VOIs – commission basis were $119.9 million vs. $107.3 million and generated sales and marketing commissions of $80.6 million vs. $70.3 million
•	Sales volume per guest averaged $2,355 vs. $2,360
•	Tours increased 2% compared to the six months ended June 30, 2014
•	Other fee-based services profits rose 5% to $22.0 million from $21.0 million
•	Net income was $33.9 million vs. $37.5 million
•	EBITDA was $62.9 million vs. $70.2 million (3)
•	Generated “free cash flow” (cash flow from operating activities less capital expenditures) of $30.0 million compared to $50.0 million

(2)

Bluegreen’s sales of VOIs under its capital-light business strategy include sales of VOIs under fee-based sales and marketing arrangements, just-in-time inventory acquisition arrangements, and secondary market arrangements. Under “just-in-time” arrangements, Bluegreen enters into agreements with third party developers that allow Bluegreen to buy VOI inventory from time to time in close proximity to the timing of when Bluegreen intends to sell such VOIs. Bluegreen also acquires VOI inventory from resorts' property owner associations ("POAs") and other third parties close to the time Bluegreen intends to sell such VOIs. Such VOIs are typically obtained by the POAs through foreclosure in connection with maintenance fee defaults, and are generally acquired by Bluegreen at a significant discount. Bluegreen refers to sales of inventory acquired through these arrangements as "Secondary Market Sales".

(3)	See the supplemental tables included in this release for a reconciliation of Non-GAAP measures, such as EBITDA, to net income.

Bluegreen Summary for the Three and Six Months Ended June 30, 2015

System-wide sales of VOIs were $139.9 million and $249.1 million during the three and six months ended June 30, 2015, respectively, compared to $139.0 million and $248.8 million during the three and six months ended June 30, 2014, respectively.  System-wide sales of VOIs during the second quarter of 2015 benefited by an increase in the number of sales transactions of 2%, while the average sale price per transaction increased by 1% for the three and six months ended June 30, 2015.  Sales to existing owners were 45.2% during the second quarter of 2015 and 48.2% during the first six months of 2015.

Selling and marketing expenses, as a percentage of system-wide sales, increased to 50% during the three months ended June 30, 2015 from 47% during the three months ended June 30, 2014 and increased to 51% during the six months ended June 30, 2015 from 47% during the six months ended June 30, 2014.  The increases in the 2015 periods reflect Bluegreen’s decision to increase its marketing efforts to new prospects as opposed to existing owners, which resulted in higher costs per tour from new and expanding marketing channels.  The number of new prospect tours increased 7% during the second quarter of 2015 and 5% during the first six months of 2015 compared to the same periods of 2014.  Sales to existing owners generally involve lower marketing expenses than sales to new prospects.  Bluegreen expects to continue to increase its focus on sales to new prospects and, as a result, sales and marketing expenses generally and as a percentage of sales may increase.

Other Fee-Based Services pre-tax profits, which are primarily generated from providing resort and club management services as well as title services totaled $10.7 million and $22.0 million during the three and six months ended June 30, 2015, respectively, which represent increases of 3% and 5%, respectively, compared to the same periods of 2014.  As of both June 30, 2015 and 2014, Bluegreen managed 48 timeshare resort properties and hotels.

Net interest spread was $12.6 million and $9.6 million during the three months ended June 30, 2015 and 2014, respectively, and $22.0 million and $19.2 million during the six months ended June 30, 2015 and 2014, respectively.  The increase in net interest spread during the 2015 periods primarily reflect lower costs of borrowings, lower average outstanding debt balances, and interest income of $1.6 million from BFC related to an $80.0 million loan made to BFC by a wholly-owned subsidiary of Bluegreen. These increases were partially offset by increased interest expense related to Bluegreen’s issuance of notes in a securitization transaction during 2015 and a new line of credit, and a decrease in the size of Bluegreen’s VOI notes receivable portfolio as Bluegreen continues to seek higher cash sales and larger customer down payments on financed sales as well as increased Fee-Based Sales.

Bluegreen’s free cash flow decreased to $30.0 million in the six months ended June 30, 2015 as compared to $50.0 million in the prior year period.  This decrease is primarily due to $19.7 million of development expenditures during the 2015 period compared to $1.2 million in the 2014 period. Bluegreen’s development expenditures primarily related to Bluegreen/Big Cedar Vacations, LLC, Bluegreen’s 51%-owned resort development joint venture with affiliates of Bass Pro Shops.

Please see the supplemental tables included in this release for detailed information on Bluegreen’s System-wide sales of VOIs and a reconciliation of Net income to EBITDA.

BBX Capital Corporation

BBX Capital is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses, in each case directly or indirectly through subsidiaries or joint ventures.  BFC holds an approximate 81% equity interest and 90% voting interest in BBX Capital.

BBX Selected Financial Data (Consolidated)

Second Quarter 2015 Highlights (compared to Second Quarter 2014):

•	Total revenues of $38.6 million vs. $22.7 million
•	Recoveries from loan losses of $6.6 million vs. $2.0 million
•

Equity losses from Woodbridge Holdings, LLC of $10.2 million vs. earnings of $8.1 million.  Loss in 2015 includes the impact of Woodbridge’s $36.5 million accrued liability related to the settlement of Bluegreen shareholder litigation (4)

•	Net income attributable to BBX Capital of $4.1 million vs. $7.3 million
•	Diluted earnings per share of $0.25 vs. $0.43
•

On May 6, 2015, BBX Capital repaid the remaining $6.1 million balance of BB&T Corporation’s preferred membership interest in FAR.  As a result, BBX Capital is now the sole owner of FAR, which holds $90.7 million of assets  (please see details below under “BankAtlantic Legacy Assets - Loans and Real Estate”)

First Six Months of 2015 Highlights (compared to First Six Months of 2014):

•	Total revenues of $60.3 million vs. $43.5 million
•	Recoveries from loan losses of $10.4 million vs. $3.3 million
•

Equity losses from Woodbridge Holdings, LLC of $4.4 million vs. earnings of $14.3 million.  Loss in 2015 includes the impact of Woodbridge’s $36.5 million accrued liability related to the settlement of Bluegreen shareholder litigation (4)

•	Net income of $7.2 million vs. $8.4 million
•	Diluted earnings per share of $0.31 vs. $0.52

BBX Capital - Balance Sheet and Liquidity (as of June 30, 2015):

•	Total consolidated assets of $388.6 million
•	Cash and cash equivalents of $63.4 million
•	Real estate holdings of $122.6 million
•	Loans receivable of $31.3 million
•	Loans held-for-sale of $23.5 million
•	Total consolidated debt of $31.0 million
•	Shareholders' equity attributable to BBX Capital of $317.5 million
•	Total consolidated equity of $318.8 million
•	Book value per share of $19.63 vs. $19.16 at December 31, 2014

(4)

Accrued liability relating to the settlement of the Bluegreen shareholder litigation associated with Woodbridge’s acquisition of Bluegreen’s publicly held shares in April 2013.  The Bluegreen settlement remains subject to court approval and may not be consummated within the timeframes or on the terms anticipated, or at all.

BankAtlantic Legacy Assets - Loans and Real Estate: On May 6, 2015, BBX Capital repaid the remaining balance of $6.1 million of BB&T Corporation’s preferred membership interest in Florida Asset Resolution Group, LLC (“FAR”).  As a result, BBX Capital is now the sole owner of FAR, which held assets of $90.7 million as of June 30, 2015.  FAR was formed in connection with the 2012 sale of BankAtlantic to BB&T when BankAtlantic contributed to FAR certain performing and non-performing loans, tax certificates and foreclosed real estate with a carrying value of  $346 million as of July 31, 2012 and $50 million of cash.  Upon consummation of the transaction with BB&T, BBX Capital transferred to BB&T Corporation a 95% preferred interest in the net cash flows of FAR which BB&T Corporation held until it had recovered an aggregate $285 million in preference amount plus a priority return of LIBOR + 200 basis points per annum on any unpaid preference amount.  As a result of the repayment of its preferred membership interest, BB&T Corporation’s interest in FAR has been fully redeemed, and FAR is now wholly-owned by the Company.

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More complete and detailed information regarding BBX Capital and its financial results, business, operations and risks, is available in the BBX Capital’s earnings press release for the quarter ended June 30, 2015, BBX Capital’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, expected to be filed on August 7, 2015, and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2014, which is available to view on the SEC's website, www.sec.gov, or on BBX Capital’s website, www.BBXCapital.com.

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For more detailed information regarding BFC and its financial results, business, operations and risks, and Bluegreen Corporation, please see BFC’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2015, expected to be filed on August 7, 2015, and BFC’s Annual Report on Form 10-K for the year ended December 31, 2014, which is available on the SEC's website, www.sec.gov, and on BFC’s website, www.BFCFinancial.com.

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About BFC Financial Corporation: BFC (OTCQB: BFCF; BFCFB) is a holding company whose principal holdings include an 81% ownership interest in BBX Capital Corporation (NYSE: BBX) and its indirect ownership interest in Bluegreen Corporation.  Bluegreen is a wholly owned subsidiary of Woodbridge Holdings, LLC.  BFC owns a 54% equity interest in Woodbridge.  BBX Capital owns the remaining 46% equity interest in Woodbridge.  As of June 30, 2015, BFC had total consolidated assets of $1.4 billion, shareholders' equity attributable to BFC of $340.3 million, and total consolidated equity of $449.7 million.  BFC’s book value per share at June 30, 2015 was $4.08.

About Bluegreen Corporation:

Founded in 1966 and headquartered in Boca Raton, FL, Bluegreen is a sales, marketing and resort management company, focused on the vacation ownership industry and pursuing a capital-light business strategy. Bluegreen manages, markets and sells the Bluegreen Vacation Club, a flexible, points-based, deeded vacation ownership plan with more than 193,000 owners, over 64 owned or managed resorts, and access to more than 4,500 resorts worldwide. Bluegreen also offers a portfolio of comprehensive, turnkey, fee-based services, including resort management services, financial services, and sales and marketing services, to or on behalf of third parties. For more information, visit www.BluegreenVacations.com.

About BBX Capital Corporation:    BBX Capital (NYSE: BBX) is involved in the acquisition, ownership and management of joint ventures and investments in real estate and real estate development projects, as well as acquisitions, investments and management of middle market operating businesses.  In addition, BBX Capital and its controlling shareholder, BFC Financial Corporation (OTCQB: BFCF), have a 46% and 54% respective ownership interest in Bluegreen Corporation.  As a result of their ownership interests, BBX Capital and BFC together own 100% of Bluegreen.  As of June 30, 2015, BBX Capital had total consolidated assets of $388.6 million, shareholders' equity attributable to BBX Capital of $317.5 million, and total consolidated equity of $318.8 million.  BBX Capital’s book value per share at June 30, 2015 was $19.63.

For further information, please visit our family of companies:

BFC Financial Corporation: www.BFCFinancial.com

Bluegreen Corporation: www.BluegreenVacations.com

BBX Capital: www.BBXCapital.com

BBX Capital Real Estate: www.BBXCapitalRealEstate.com

BBX Capital Partners: www.BBXCapitalPartners.com

BBX Sweet Holdings: www.BBXSweetHoldings.com

Renin Corporation: www.ReninCorp.com

BFC Financial Contact Info:

Investor Relations: Leo Hinkley, Managing Director, 954- 940-4994

Email: LHinkley@BFCFinancial.com

Media Contact: Kip Hunter Marketing, 954-765-1329

Aimee Adler/ Jodi Goldstein

Email: aimee@kiphuntermarketing.com,  jodi@kiphuntermarketing.com

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This press release contains forward-looking statements based largely on current expectations of BFC or its subsidiaries that involve a number of risks and uncertainties. All opinions, forecasts, projections, future plans or other statements, other than statements of historical fact, are forward-looking statements and can be identified by the use of words or phrases such as “plans,” “believes,” “will,” “expects,” “anticipates,” “intends,” “estimates,” “our view,” “we see,” “would” and words and phrases of similar import. The forward looking statements in this document are also forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and involve substantial risks and uncertainties. We can give no assurance that such expectations will prove to have been correct. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on current expectations and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond our control. When considering forward-looking statements, the reader should keep in mind the risks, uncertainties and other cautionary statements made herein.  The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made.  This press release also contains information regarding the past performance of investments and operations, and the reader should note that prior or current performance is not a guarantee or indication of future performance. In addition, some factors which may affect the accuracy of the forward-looking statements apply generally to the industries in which our subsidiaries operate, including the vacation ownership industry in which Bluegreen operates, and the investment, development, and asset management and real estate-related industries in which BBX Capital operates, while other factors apply more specifically to BFC. Risks and uncertainties include, without limitation, the risks and uncertainties affecting BFC and its subsidiaries, and their respective results, operations, markets, products, services and business strategies, including risks associated with the ability to successfully implement currently anticipated plans and generate earnings; the performance of entities in which BFC and BBX Capital have made investments may not be profitable or their results as anticipated; BFC is dependent upon dividends from its subsidiaries to fund its operations; BFC’s subsidiaries may not be in a position to pay dividends or otherwise make a determination to pay dividends to its shareholders; dividend payments may be subject to certain restrictions, including restrictions contained in debt instruments; any payment of dividends by a subsidiary of BFC is subject to declaration by such subsidiary’s board of directors or managers (which, in the case of BBX Capital, is currently comprised of a majority of independent directors under the listing standards of the NYSE) as well as the boards of directors of both BBX Capital and BFC in the case of dividend payments by Woodbridge; and dividend decisions may not be made in BFC’s interests; the risks relating to BFC’s goal of transitioning into a business platform with diverse activities, including that such goal may not be achieved when anticipated or at all, the risk that BFC may not achieve growth through its operating businesses or real estate opportunities to the extent anticipated or at all, the risks relating to the monetization of BBX Capital’s legacy portfolio, the risk that the expected benefits to BFC from its purchase of additional shares of BBX Capital’s Class A Common Stock in its tender offer which was completed during April 2015 may not be realized or maintained in the future, risks related to litigation and other legal proceedings involving BFC and its subsidiaries, including (i) the legal and other professional fees and other costs and expenses of such proceedings, as well as the impact of any finding of liability or damages on the financial condition and operating results of BFC or its subsidiaries including the payments that BFC and BBX Capital may make in connection with the settlement of the Bluegreen shareholder litigation and that such settlement is subject to court approval and may not be consummated in the timeframes anticipated, on the contemplated terms, or at all, and (ii) with respect to the adverse jury verdict in the action brought by the SEC against BBX Capital and its Chairman, who also serves as BFC’s Chairman, risks relating to civil fines, claims for reimbursement by insurers, and reputational risks and risks relating to the potential loss of the services of BFC’s Chairman.  The Company’s investment in Woodbridge, which owns Bluegreen Corporation, exposes the Company to risks of Bluegreen’s business and its ability to pay dividends to Woodbridge, and risks inherent in the vacation ownership industry, including those identified in BFC’s Annual Report on Form 10-K filed on March 16, 2015 with the SEC and available on the SEC’s website, www.sec.gov,including the risk that Bluegreen’s marketing expenses will continue to increase, particularly if Bluegreen’s marketing  efforts focus primarily on sales to new customers rather than sales to existing owners and if Bluegreen continues to utilize the new marketing program, that increased marketing efforts and/or expenses may not result in increased sales; the risk that if new customers are not sufficiently added to Bluegreen’s existing owner base, Bluegreen’s ability to continue to sell VOIs to existing owners will diminish over time; Bluegreen may not be successful in increasing or expanding its capital-light business activities because of changes in economic conditions or otherwise, and such fee-based service activities may not be profitable, which would have an adverse impact on its results of operations and financial condition, and the risk that the preparation of financial statements in accordance with GAAP involves making estimates, judgments and assumptions, and any changes in estimates, judgments and assumptions used could have a material adverse impact on the financial condition and operating results of BFC or its subsidiaries. In addition, with respect to BBX Capital, the risks and uncertainties include risks relating to the real estate market and real estate development, including risks associated with obtaining zoning and entitlements, the risk that joint venture partners may not fulfill their obligations and the projects may not be developed as anticipated or be profitable, and contracts may not be completed on the terms provided in the contract or at all; risks relating to acquisitions of operating businesses, including integration risks, and the other risks and uncertainties described in BBX Capital’s earnings press release for the quarter  ended June 30, 2015 and BBX Capital’s Annual Report on Form 10-K for the year ended December 31, 2014, which are available to view on the SEC's website, www.sec.gov, and on BBX Capital's website, www.BBXCapital.com. Reference is also made to the risks and uncertainties detailed in reports filed by BFC with the SEC, including the “Risk Factors” section of BFC’s Annual Report on Form 10-K for the year ended December 31, 2014,  which may be viewed on the SEC’s website at www.sec.gov and on BFC’s website at www.BFCFinancial.com.  BFC cautions that the foregoing factors are not exclusive.

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended June  30, 2015.

BFC Financial Corporation
Consolidating Statement of Operations - Unaudited
(In thousands)
	Bluegreen	BBX	Unallocated Amounts and Eliminations	Total
Revenues
Sales of VOIs	$59,732	$-	$-	$59,732
Trade sales	-	19,583	-	19,583
Interest income	21,420	2,090	(1,622)	21,888
Fee-based sales commission	47,974	-	-	47,974
Other fee-based services revenue	24,948	-	-	24,948
Other revenue	-	16,942	(96)	16,846
Total revenues	154,074	38,615	(1,718)	190,971

Costs and Expenses
Cost of sales of VOIs	7,381	-	-	7,381
Cost of goods sold of trade sales	-	14,195	-	14,195
Cost of other fee-based services	16,748	-	-	16,748
Interest expense	8,829	31	1,043	9,903
Recoveries from loan losses	-	(6,608)	-	(6,608)
Recoveries on assets	-	(810)	-	(810)
Selling, general and administrative expenses	94,270	15,250	41,206	150,726
Total costs and expenses	127,228	22,058	42,249	191,535

Equity in (loss) earnings from unconsolidated entities	-	(10,459)	10,168	(291)
Other income	948	-	166	1,114
Income (loss) from continuing operations before income taxes	27,794	6,098	(33,633)	259
(Provision) benefit for income taxes	(9,921)	222	100,052	90,353
Income from continuing operations	17,873	6,320	66,419	90,612
Less: Net income attributable to noncontrolling interests	2,825	2,182	1,310	6,317
Net income to common shareholders	$15,048	$4,138	$65,109	$84,295

The following supplemental table represents BFC’s Consolidating Statement of Operations for the three months ended June  30, 2014.

BFC Financial Corporation
Consolidating Statement of Operations - Unaudited
(In thousands)
	Bluegreen	BBX	Unallocated Amounts and Eliminations	Total
Revenues
Sales of VOIs	$64,071	$-	$-	$64,071
Trade sales	-	15,521	-	15,521
Interest income	20,344	1,282	(127)	21,499
Fee-based sales commission	43,194	-	-	43,194
Other fee-based services revenue	23,008	-	-	23,008
Other revenue	-	5,847	(104)	5,743
Total revenues	150,617	22,650	(231)	173,036

Costs and Expenses
Cost of sales of VOIs	8,277	-	-	8,277
Cost of goods sold of trade sales	-	11,445	-	11,445
Cost of other fee-based services	14,770	-	-	14,770
Interest expense	10,715	685	900	12,300
Recoveries from loan losses	-	(2,046)	-	(2,046)
Recoveries on assets	-	(94)	-	(94)
Selling, general and administrative expenses	85,625	13,579	3,812	103,016
Total costs and expenses	119,387	23,569	4,712	147,668

Equity in earnings (loss) from unconsolidated entities	-	8,082	(8,108)	(26)
Other income	681	-	323	1,004
Income (loss) from continuing operations before income taxes	31,911	7,163	(12,728)	26,346
Provision for income taxes	(11,505)	(6)	-	(11,511)
Income (loss) from continuing operations	20,406	7,157	(12,728)	14,835
Less: Net income (loss) attributable to noncontrolling interests	2,080	(134)	3,629	5,575
Net income (loss) to common shareholders	$18,326	$7,291	$(16,357)	$9,260

The following supplemental table represents BFC’s Consolidating Statement of Operations for the six months ended June  30, 2015.

BFC Financial Corporation
Consolidating Statement of Operations - Unaudited
(In thousands)
	Bluegreen Vacations	BBX	Unallocated Amounts and Eliminations	Total
Revenues
Sales of VOIs	$112,914	$-	$-	$112,914
Sales, other	-	39,118	-	39,118
Interest income	40,315	2,908	(1,622)	41,601
Fee-based sales commission	80,574	-	-	80,574
Other fee-based services revenue	48,701	-	-	48,701
Other revenue	-	18,298	(195)	18,103
Total revenues	282,504	60,324	(1,817)	341,011

Costs and Expenses
Cost of sales of VOIs	12,247	-	-	12,247
Cost of sales, other	-	28,030	-	28,030
Cost of other fee-based services	31,549	-	-	31,549
Interest expense	18,269	188	2,066	20,523
Recoveries from loan losses	-	(10,429)	-	(10,429)
Recoveries on asset	-	(1,873)	-	(1,873)
Selling, general and administrative expenses	169,828	32,470	46,246	248,544
Total costs and expenses	231,893	48,386	48,312	328,591

Equity in (loss) earnings from unconsolidated entities	-	(4,960)	4,365	(595)
Other income	1,839	-	376	2,215
Income (loss) from continuing operations before income taxes	52,450	6,978	(45,388)	14,040
(Provision) benefit for income taxes	(18,527)	219	100,052	81,744
Net income	33,923	7,197	54,664	95,784
Less: Net income attributable to noncontrolling interests	5,611	2,025	1,967	9,603
Net income attributable to BFC	$28,312	$5,172	$52,697	$86,181

The following supplemental table represents BFC’s Consolidating Statement of Operations for the six months ended June  30, 2014.

	BFC Financial Corporation
Consolidating Statement of Operations - Unaudited
(In thousands)
	Bluegreen Vacations	BBX	Unallocated Amounts and Eliminations	Total
Revenues
Sales of VOIs	$124,315	$-	$-	$124,315
Sales, other	-	32,076	-	32,076
Interest income	40,980	3,058	(338)	43,700
Fee-based sales commission	70,309	-	-	70,309
Other fee-based services revenue	44,933	-	-	44,933
Other revenue	-	8,332	(219)	8,113
Total revenues	280,537	43,466	(557)	323,446

Costs and Expenses
Cost of sales of VOIs	15,325	-	-	15,325
Cost of sales, other	-	23,546	-	23,546
Cost of other fee-based services	28,322	-	-	28,322
Interest expense	21,765	1,512	1,700	24,977
Recoveries from loan losses	-	(3,294)	-	(3,294)
Asset impairments	-	1,225	-	1,225
Selling, general and administrative expenses	158,101	27,199	8,055	193,355
Total costs and expenses	223,513	50,188	9,755	283,456

Equity in earnings (loss) from unconsolidated entities	-	14,298	(14,330)	(32)
Other income	1,120	-	564	1,684
Income (loss) from continuing operations before income taxes	58,144	7,576	(24,078)	41,642
(Provision) benefit for income taxes	(20,622)	288	69	(20,265)
Net income (loss)	37,522	7,864	(24,009)	21,377
Less: Net income (loss) attributable to noncontrolling interests	5,038	(368)	4,311	8,981
Net income (loss) attributable to BFC	$32,484	$8,232	$(28,320)	$12,396

Bluegreen’s supplemental financial information for the three and six months ended June 30, 2015 and 2014

(in 000’s, except percentages) (Unaudited)

	For the Three Months Ended June 30,
	2015		2014
	Amount	% of System-wide sales of VOIs, net(5)	Amount	% of System-wide sales of VOIs, net(5)

Legacy VOI sales (1)	$86,736	62%	$100,980	73%
VOI sales-secondary market program	24,173	17%	21,441	16%
Sales of third-party VOIs-commission basis	70,912	51%	65,230	47%
Sales of third-party VOIs-just-in-time basis	15,883	11%	14,996	11%
Less: Equity trade allowances (6)	(57,830)	-41%	(63,671)	-46%
System-wide sales of VOIs	139,874	100%	138,976	100%
Less: Sales of third-party VOIs-commission basis	(70,912)	-51%	(65,230)	-47%
Gross sales of VOIs	68,962	49%	73,746	53%
Estimated uncollectible VOI
notes receivable (2)	(9,230)	-13%	(9,675)	-13%
Sales of VOIs	59,732	43%	64,071	46%
Cost of VOIs sold (3)	(7,381)	-12%	(8,277)	-13%
Gross profit (3)	52,351	88%	55,794	87%
Fee-based sales commission revenue (4)	47,974	68%	43,194	66%
Other fee-based services revenue	24,948	18%	23,008	17%
Cost of other fee-based services	(14,288)	-10%	(12,677)	-9%
Net carrying cost of VOI inventory	(2,460)	-2%	(2,093)	-2%
Selling and marketing expenses	(70,505)	-50%	(65,141)	-47%
General and administrative expenses	(23,765)	-17%	(20,484)	-15%
Net interest spread	12,591	9%	9,629	7%
Operating profit	26,846	19%	31,230	22%
Other income	948		681
Income from continuing operations	27,794		31,911
Less: Provision for income taxes	(9,921)		(11,505)
Net income	17,873		20,406
Less: Net income attributable to noncontrolling interests	(2,825)		(2,080)
Net income attributable to Bluegreen	$15,048		$18,326

	For the Six Months Ended June 30,
	2015		2014
	Amount	% of System-wide sales of VOIs, net(5)	Amount	% of System-wide sales of VOIs, net(5)

Legacy VOI sales (1)	$178,882	72%	$192,151	77%
VOI sales-secondary market program	46,791	19%	45,670	18%
Sales of third-party VOIs-commission basis	119,877	48%	107,322	43%
Sales of third-party VOIs-just-in-time basis	22,724	9%	32,889	13%
Less: Equity trade allowances (6)	(119,169)	-48%	(129,191)	-52%
System-wide sales of VOIs, net	249,105	100%	248,841	100%
Less: Sales of third-party VOIs-commission basis	(119,877)	-48%	(107,322)	-43%
Gross sales of VOIs	129,228	52%	141,519	57%
Estimated uncollectible VOI
notes receivable (2)	(16,314)	-13%	(17,204)	-12%
Sales of VOIs	112,914	45%	124,315	50%
Cost of VOIs sold (3)	(12,247)	-11%	(15,325)	-12%
Gross profit (3)	100,667	89%	108,990	88%
Fee-based sales commission revenue (4)	80,574	67%	70,309	66%
Other fee-based services revenue	48,701	20%	44,933	18%
Cost of other fee-based services	(26,739)	-11%	(23,911)	-10%
Net carrying cost of VOI inventory	(4,810)	-2%	(4,411)	-2%
Selling and marketing expenses	(127,165)	-51%	(117,699)	-47%
General and administrative expenses	(42,663)	-17%	(40,402)	-16%
Net interest spread	22,046	9%	19,215	8%
Operating profit	50,611	20%	57,024	23%
Other income	1,839		1,120
Income from continuing operations	52,450		58,144
Less: Provision for income taxes	(18,527)		(20,622)
Net income	33,923		37,522
Less: Net income attributable to noncontrolling interests	(5,611)		(5,038)
Net income attributable to Bluegreen	$28,312		$32,484

(1)

Legacy VOI sales represent sales of Bluegreen-owned VOIs acquired or developed under Bluegreen’s traditional VOI business. Legacy VOI sales do not include Secondary Market, Fee-Based Sales, or Just-In-Time basis VOI sales under Bluegreen’s capital-light business strategy.

(2)

Percentages for estimated uncollectible VOI notes receivable are calculated as a percentage of gross sales of VOIs which excludes sales of third-party VOIs – commission basis (and not of system-wide sales of VOIs).

(3)	Percentages for costs of VOIs sold and gross profit are calculated as a percentage of sales of VOIs (and not of system-wide sales of VOIs).
(4)	Percentages for Fee-based sales commission revenue are calculated based on sales of third-party VOIs-commission basis (and not of system-wide sales of VOIs).
(5)	Unless otherwise indicated.
(6)	Equity trade allowances are amounts granted to customers upon trading in their existing VOI towards the purchase of a larger VOI.

Bluegreen’s earnings before interest, taxes, depreciation and amortization (“EBITDA”)

The following tables present Bluegreen’s earnings before interest, taxes, depreciation and amortization (“EBITDA”), as more fully described below, for the three and six months ended June 30, 2015 and 2014, as well as a reconciliation of EBITDA to net income(in thousands):

	For the Three Months Ended
	June 30, 2015	June 30, 2014
(Loss) income from continuing operations - Woodbridge	$(19,280)	$19,706
Loss from Woodbridge parent only	(37,153)	(700)
Income from continuing operations, Bluegreen	17,873	20,406
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,680)	(223)
Interest expense	8,829	10,715
Interest expense on Receivable-Backed Debt	(5,057)	(6,596)
Provision for Income and Franchise Taxes	10,137	11,473
Depreciation and Amortization	2,263	1,687
EBITDA	$32,365	$37,462
	For the Six Months Ended
	June 30, 2015	June 30, 2014
(Loss) income from continuing operations - Woodbridge	$(3,879)	$36,190
Loss from Woodbridge parent only	(37,802)	(1,332)
Income from continuing operations, Bluegreen	33,923	37,522
Add/(Less):
Interest income (other than interest earned on VOI notes receivable)	(1,745)	(513)
Interest expense	18,269	21,765
Interest expense on Receivable-Backed Debt	(10,634)	(12,720)
Provision for Income and Franchise Taxes	18,642	20,663
Depreciation and Amortization	4,491	3,499
EBITDA	$62,946	$70,216

EBITDA is defined as earnings, or income, before taking into account interest income (excluding interest earned on VOI notes receivable), interest expense (excluding interest expense incurred on financings related to Bluegreen’s receivable-backed notes payable), provision for income taxes and franchise taxes, depreciation and amortization. For purposes of the EBITDA calculation, no adjustments were made for interest income earned on Bluegreen’s VOI notes receivable or the interest expense incurred on debt that is secured by such notes receivable because they are both considered to be part of the operations of Bluegreen’s business. We consider Bluegreen’s EBITDA to be an indicator of its operating performance, and it is used to measure Bluegreen’s ability to service debt, fund capital expenditures and expand its business. EBITDA is also used by companies, lenders, investors and others because it excludes certain items that can vary widely across different industries or among companies within the same industry. For example, interest expense can be dependent on a company’s capital structure, debt levels and credit ratings. Accordingly, the impact of interest expense on earnings can vary significantly among companies. The tax positions of companies can also vary because of their differing abilities to take advantage of tax benefits and because of the tax policies of the jurisdictions in which they operate. As a result, effective tax rates and provision for income taxes can vary considerably among companies. EBITDA also excludes depreciation and amortization because companies utilize productive assets of different ages and use different methods of both acquiring and depreciating productive assets. These differences can result in considerable variability in the relative costs of productive assets and the depreciation and amortization expense among companies.

The following supplemental table represents BFC’s Consolidated Statements of Financial Condition as of June 30, 2015 and December  31, 2014.

BFC Financial Corporation
Consolidated Statements of Financial Condition
(In thousands, except share data)

	June 30,	December 31,
	2015	2014
	(Unaudited)
ASSETS
Cash and interest bearing deposits in banks ($123 in 2015 and $4,993 in 2014
held by variable interest entities ("VIEs"))	$191,817	279,437
Restricted cash ($29,474 in 2015 and $31,554 in 2014 held by VIEs)	66,206	54,620
Loans held for sale ($0 in 2015 and $35,423 in 2014 held by VIEs)	23,480	35,423
Loans receivable, net of allowance for loan losses of $172 in 2015 and $977 in 2014
(including $0 in 2015 and $18,972, net of $977 allowance in 2014 held by VIE)	31,275	26,844
Notes receivable, including net securitized notes held by VIEs of $291,551 in 2015
and $293,950 in 2014, net of allowance of $101,899 in 2015 and $102,566 in 2014	406,685	424,267
Inventory	233,993	209,893
Real estate held for investment ($0 in 2015 and $19,945 in 2014 held by VIEs)	83,974	76,552
Real estate held for sale ($0 in 2015 and $13,745 in 2014 held by VIEs)	38,626	41,733
Investments in unconsolidated real estate joint ventures	16,524	16,065
Properties and equipment, net ($0 in 2015 and $7,561 in 2014 held by VIEs)	88,148	89,051
Goodwill and intangible assets, net	95,719	79,730
Other assets ($13 in 2015 and $1,017 in 2014 held by VIEs)	78,056	77,681
Total assets	$1,354,503	1,411,296

LIABILITIES AND EQUITY
Liabilities:
BB&T preferred interest in FAR, LLC ($0 in 2015 and $12,348 in 2014 held by VIEs)	$-	12,348
Receivable-backed notes payable - recourse	65,722	92,129
Receivable-backed notes payable - non-recourse (held by VIEs)	340,492	320,275
Notes and mortgage notes payable and other borrowings	104,334	107,984
Junior subordinated debentures	151,236	150,038
Deferred income taxes	11,084	92,609
Shares subject to mandatory redemption	12,902	12,714
Other liabilities ($32 in 2015 and $12,602 in 2014 held by VIEs)	219,059	176,493
Total liabilities	904,829	964,590

Equity:
Class A common stock of $.01 par value, authorized 150,000,000 shares;
issued and outstanding 73,307,734 in 2015 and 73,307,012 in 2014	733	733
Class B common stock of $.01 par value, authorized 20,000,000 shares;
issued and outstanding 10,132,184 in 2015 and 10,168,105 in 2014	101	102
Additional paid-in capital	143,248	142,058
Accumulated earnings	195,841	109,660
Accumulated other comprehensive income	389	353
Total BFC Financial Corporation ("BFC") equity	340,312	252,906
Noncontrolling interests	109,362	193,800
Total equity	449,674	446,706
Total liabilities and equity	$1,354,503	1,411,296

Bluegreen Balance Sheet Highlights (in thousands):

	June 30,	December 31,
	2015	2014

Cash and cash equivalents	$107,782	$185,169
Notes receivable, net	406,685	424,267
Inventory of real estate	214,642	194,713
Lines-of credit, notes payable, and receivable-backed notes payable	491,278	502,465
Junior subordinated debentures	66,184	64,986
Total equity	291,756	271,835

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